Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56961 and 333-70137) of Brigham Exploration Company of our report dated March 25, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 25, 2004